UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2007

UTSTARCOM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)    (Zip code)

(510) 864-8800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On October 10, 2007, UTStarcom, Inc., a Delaware corporation (the “Company”), issued a press release entitled “UTStarcom Releases Third and Fourth Quarter and Full Year 2006 Financial Results; Announces Completion of the China Sales Investigation; Provides Details of Restructuring Plan.”  A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 2.02, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  In addition, the information in this report shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporating language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 8, 2007, the Board of Directors of the Company approved an amendment to Article 8.4 of the Company’s bylaws.  The amended bylaw provision reads in full as follows:

”8.4    STOCK CERTIFICATES; TRANSFER; PARTLY PAID SHARES

The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.  Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairperson or vice-chairperson of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Upon surrender to the secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor.  Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.  Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.”

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

The following exhibit is furnished pursuant to Item 2.02:

Exhibit No.	Description
99.1

Press Release entitled “UTStarcom Releases Third and Fourth Quarter and Full Year 2006 Financial Results; Announces Completion of the China Sales Investigation; Provides Details of Restructuring Plan” dated October 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: October 10, 2007	By:	/s/ FRANCIS P. BARTON
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer

Exhibit List

Exhibit No.	Description
99.1

Press Release entitled “UTStarcom Releases Third and Fourth Quarter and Full Year 2006 Financial Results; Announces Completion of the China Sales Investigation; Provides Details of Restructuring Plan” dated October 10, 2007